                        PRUDENTIAL MUNICIPAL SERIES FUND
                                CALIFORNIA SERIES

                                YIELD CALCULATION

                         YIELD = 2*[([(a-b)/(c*d)]+1)^6-1]

          Where  a = dividends & interest earned during the period.

                 b = expenses accrued for the period.

                 c = average daily number of shares outstanding during the
                     period that were entitled to receive dividends.

                 d = maximum offering price per share on the last day of the period.

--------------------------------------------------------------------------------
                                      Yield for the 30 day period
                                         ended August 31, 1997
                      -------------------------------------------------------
                       Class A        Class B         Class C        Class Z
                      ---------      ---------       --------       ---------
  a =                 $347,023       $299,774         $1,420         $3,018

  b =                  $52,133        $68,280           $392           $395

  c =                6,890,374      5,954,042         28,195         58,898

  d =                   $12.16         $11.80         $11.80         $11.81

YIELD =                  4.28%          3.89%          3.73%          4.49%

TAX EQUIVALENT YIELD 1/(1-38%)(1-9.3%)

t          =  THE PORTION OF THE YIELD WHICH IS
              DERIVED FROM TAX EXEMPT INCOME

TAX EQUIVALENT YIELD =
                         7.34%          6.87%          6.43%          7.74%

-----------------------------------------------------------------------------

                          Subsidy-Adjusted Yield for the 30 day period
                                     ended August 31, 1997
                     -------------------------------------------------------
                      Class A       Class B          Class C        Class Z
                     ---------     ---------         --------      ---------
  a =                 $347,023       $299,774         $1,420         $3,018

  b =                  $55,490        $71,161           $406           $424

  c =                6,890,374      5,954,042         28,195         59,898

  d =                   $12.16         $11.80         $11.80         $11.81

YIELD =                  4.21%          3.94%          3.68%          4.44%

SUBSIDY-ADJUSTED TAX EQUIVALENT YIELD =         t/(1-36%)(1 - 9.3%)

t          =  THE SUBSIDY-ADJUSTED PORTION OF THE YIELD
              WHICH IS DERIVED FROM TAX EXEMPT INCOME

SUBSIDY-ADJUSTED TAX EQUIVALENT YIELD =
                          7.26%          6.78%          6.35%          7.65%

                      PRUDENTIAL CALIFORNIA MUNICIPAL FUND
                                CALIFORNIA SERIES

                                     EXHIBIT
                           AVERAGE ANNUAL TOTAL RETURN
                                   CALCULATION
           n
     P(1+T)   = ERV

 Where:
     P = hypothetical initial payment of $1,000.

     T = average annual total return.

     n = number of years.

  ERV  = ending redeemable value.

--------------------------------------------------------------------------------

                                  One Year ended August 31, 1997
                       ------------------------------------------------
                        Class A             Class B             Class C
                       --------            --------            --------
     P    =             $1,000              $1,000              $1,000
     ERV  =             $1,057              $1,037              $1,074
     n    =                1.0                 1.0                 1.0
     T    =              5.74%               3.67%               7.40%


                            Five Years ended               Ten Years ended
                             August 31, 1997               August 31, 1997
                       ----------------------------        ---------------
                        Class A             Class B             Class C
                       --------            --------            --------
     P    =             $1,000              $1,000              $1,000
     ERV  =             $1,338              $1,347              $1,952
     n    =                5.0                 5.0                10.0
     T    =              5.99%               6.05%               6.92%



                         Since Inception Period ended August 31, 1997
                       ------------------------------------------------
                        Class A             Class B             Class C
                       --------            --------            --------
     P    =             $1,000              $1,000              $1,000
     ERV  =             $1,678              $2,708              $1,215
     n    =                7.6                13.0                 3.1
     T    =              7.04%               7.99%               6.54%


                                   SUBSIDY/WAIVER ADJUSTED
                       ------------------------------------------------
                               One Year ended August 31, 1997
                       ------------------------------------------------
                        Class A             Class B             Class C
                       --------            --------            --------
     P    =             $1,000              $1,000              $1,000
     ERV  =             $1,057              $1,036              $1,073
     n    =                1.0                 1.0                 1.0
     T    =              5.65%               3.58%               7.31%


                            Five Years ended               Ten Years ended
                             August 31, 1997               August 31, 1997
                       ----------------------------        ---------------
                        Class A             Class B             Class C
                       --------            --------            --------
     P    =             $1,000              $1,000              $1,000
     ERV  =             $1,336              $1,341              $1,945
     n    =                5.0                 5.0                10.0
     T    =              5.97%               6.04%               6.88%


                         Since Inception Period ended August 31, 1997
                       ------------------------------------------------
                        Class A             Class B             Class C
                       --------            --------            --------
     P    =             $1,000              $1,000              $1,000
     ERV  =             $1,676              $2,680              $1,214
     n    =                7.6                13.0                 3.1
     T    =              7.02%               7.91%               6.51%